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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-53897 of Pool Energy Services Co. on Form S-4 of our report dated February 17, 1998 (May 20, 1998 as to Notes 4 and 6), appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Houston, Texas

June 3, 1998